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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of ING Senior Income Fund:

We consent to the use of our report dated April 19, 2004, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" and "Auditors" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

/s/KPMG LLP

Boston, Massachusetts
December 2, 2004